UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 4, 2011
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2011, Mr. Richard Moritz was promoted from Vice President of Project Development of Midway Gold Corp. (the “Registrant”) to Senior Vice President of Operations of the Registrant.

Mr. Moritz holds a B.S. in Mining Engineering and M.S. in Business Administration, both from the University of Nevada, Reno. Mr. Moritz joined Midway on July 1, 2010 from Gustavson Associates, LLC, where he conducted feasibility studies, process engineering, mine planning, and technical evaluation services.  His 30-year career spans technical and management positions with Royal Gold, Bateman Engineering, Nerco Minerals, and Falcon Exploration.  His specialty is the engineering and optimization of mines and processing plants, including start-up efforts in North and South America, Central Asia, and Australia. He is responsible for the oversight of engineering, technical personnel, permitting, and construction at the Company's projects.

No changes were made to Mr. Moritz’s compensation arrangement with the Registrant pursuant to Mr. Moritz’s promotion.

Mr. Moritz is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Mr. Moritz or a person related to Mr. Moritz had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Moritz pursuant to which he was selected to serve as an officer.

Item 7.01  Regulation FD

On October 4, 2011, the Registrant issued a press release announcing an updated resource estimate exceeding one million ounces of gold at the Registrant’s Pan Project in White Pine County, Nevada.  A copy of the press release is attached to this report as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

On October 6, 2011, the Registrant issued a press release announcing its current intention to not issue new common shares of the Registrant under the at-the-market issuance program previously announced by the Registrant in a press released dated September 23, 2011.  A copy of the press release is attached to this report as Exhibit 99.2. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

On October 25, 2011, the Registrant issued a press release announcing the promotion of Mr. Richard Moritz from Vice President of Project Development of the Registrant to Senior Vice President of Operations of the Registrant and the grant of non-qualified and incentive stock options on a total of 2,755,000 shares of the Registrant’s common stock pursuant to the Registrant’s combined incentive and non-qualified stock option plan.   A copy of the press release is attached to this report as Exhibit 99.3.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated October 4, 2011
99.2	Press Release dated October 6, 2011
99.3	Press Release dated October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: October ♦, 2011	By:	/s/ Kenneth Brunk
Kenneth Brunk President

EXHIBIT INDEX

The following Exhibits relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated October 4, 2011
99.2	Press Release dated October 6, 2011
99.3	Press Release dated October 25, 2011